Special Meeting of Shareholders
Principal Funds, Inc. - High Quality Intermediate-Term Bond Fund
Held May 10, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the High Quality Intermediate-Term Bond Fund into the Bond Market
Index Fund:

 In Favor       Opposed Abstain
 2,970,690.330 146,513.924 271,668.420

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Special Meeting of Shareholders
Principal Funds, Inc. - Short-Term Bond Fund
Held July 15, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the Short-Term Bond Fund into the Short-Term Income Fund:

 In Favor       Opposed Abstain
 7,341,031.517 340,956.900 300,585.821

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Special Meeting of Shareholders
Principal Funds, Inc. - LargeCap Blend Fund I
Held July 15, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the LargeCap Blend Fund I into the LargeCap S&P 500 Index Fund:

 In Favor        Opposed       Abstain
 105,558,706.468 8,514,094.147 10,044,841.866

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